                    DiVall Insured Income Properties 2, L.P.

                                 QUARTERLY NEWS

================================================================================

A publication of The Provo Group, Inc.                       FOURTH QUARTER 1997


DISSOLUTION...IS IT A DISILLUSION?
Madison, Wisconsin

You may recall that management communicated to you over a year ago about the feedback that we had received from our survey to limited partners which indicated a strong interest in the dissolution of the Partnership over the next 3-5 years.

Since that time, management has been working aggressively to maximize the value of the Partnership's asset portfolio and satisfy all potential recovery efforts of the misappropriated funds by the former general partners and their affiliates. In addition, management has investigated the specifics surrounding a partnership dissolution with an emphasis on understanding all continuing liability and tax issues.

As we understand it today, once we are successful in finding the appropriate buyer(s) for the properties in the Partnership's portfolio, we are faced with complying with the terms of the sales lease agreement(s); resolving or reserving for any pending or potential liability issues with the Partnership or the General Partner; soliciting and receiving limited partners' approval on the liquidation proposal; and administratively managing the limited partners' accounts until such time as a final distribution can be made; and the statute of limitations runs out on liabilities or tax matters, including the preparation/mailing of annual Schedule K-1s.

At this time, it appears that the 3-5 year plan is still feasible, pending no litigation issues, if we begin our marketing efforts within the next 2 years and allow at least a year or so for the final wind-down of the Partnership, including the final distribution and K-1 preparations.

Management fully appreciates the investment period that the Partnership's original limited partners have endured over the years and will be working to make the dissolution process as efficient as possible.

Interestingly, the comparative rates of return available in the market (ie: bank rates and bond yields) are becoming less competitive with the "stabilized" returns available from your partnership.

                          --------------------------

                              OTHER NEWS INSIDE...

 .    Country Kitchen Released..........................Property Highlights, pg 3
 .    First Quarter 1998 Property Sales.................Property Highlights, pg 3
 .    Restoration Efforts Concluded..................Restoration Highlights, pg 4
 .    Schedule K-1s/Year-End Values................Questions and Answers, pgs 5/6

Page 2                             DiVall 2                               4 Q 97

                          --------------------------

                            Distribution Highlights

 .    7.3% (approx.) annualized return from operations and 0.7% (approx.) non-
     annualized return of capital from a special distribution related to recoveries from the former general partners and their affiliates as well as principal received from equipment leases based on $34,600,000 ("net" remaining initial investment).

 .    $18.91 per unit (approx.) for the Fourth Quarter 1997 from both cash flow from operations and investing activities.

     (NOTE:  Original units were purchased for $1,000/unit.)

 .    $875,000 total amount distributed for the Fourth Quarter 1997 which was
     $300,000 more than projected.

     The "higher" than budgeted distribution is primarily due to the recoveries received from the Boatmen's lawsuit.

 .    $863.00 to $665.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (February 1990), respectively. (NOTE: Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities.)

                          --------------------------

                 Statements of Income and Cash Flow Highlights

 .    39% increase in operating revenues from projections.

 .    Total "annual" sales for Applebee's and Wendy's restaurants were higher than expected, and accordingly, $43,000 of additional rental income (percentage rent accruals only) was recognized for the quarter ended December 31, 1997.

 .    9% decrease in total expenses from projections.

 .    $13,000 in real estate taxes that were previously budgeted to occur during the Fourth Quarter 1997 were no longer necessary since the property responsible for the taxes was sold early last year.

Page 3                             DiVall 2                               4 Q 97


                            -----------------------

                              Property Highlights

                                   Vacancies
                                   ---------

 .    Country Kitchen restaurant (Cedar Rapids, IA) was vacant at December 31,
     1997. However, the Partnership has since executed a new lease with Red Apple Kitchen for this property. Rental payments began January 1, 1998. The new tenant is also expected to invest $100,000 in tenant and building improvements.

 .    Denny's restaurant (Twin Falls, ID) was vacant at December 31, 1997. The tenant of this property, DenAmerica Corporation, vacated the property at the end of December 1996. It should be noted, however, this tenant continues to meet its rental obligations.
     (NOTE: Refer to "Other Property Matters" below for further discussion.)


                                Rents Receivable
                                ----------------

          .  There were no rental delinquencies at December 31, 1997.


                                Sale of Property
                                ----------------

   .  Denny's restaurants located in Daytona Beach and New Smyrna, Florida, were both sold during the First Quarter 1998.


                             Other Property Matters
                             ----------------------

 .    The Partnership has ceased any further lease termination or modification negotiations with DenAmerica Corporation at this time for the multiple Denny's restaurants in Arizona and Idaho. The tenant is current on all rental payments, including the Twin Falls vacancy, and must remain in compliance with the existing lease terms.

 .    The tenant of another Denny's restaurant (Phoenix, AZ), First Foods, has signed a new lease with the Partnership to include value-oriented emphasis on fixed rent versus percentage rent.

     (NOTE: This property was previously percentage rent only.)

Page 4                             DiVall 2                               4 Q 97


                          --------------------------

                          Property Highlights (contd.)

                        Other Property Matters (contd.)
                        -------------------------------


        .  Applebee's restaurant (Columbus, OH) received over $280,000 more in store sales from 1996 to 1997.  The impact of this sales increase for the Partnership resulted in $16,000 more in percentage rents for the 1997 year.

                          --------------------------

                             Restoration Highlights

 .    The Partnership received $242,000 in recoveries during the Fourth Quarter
     1997.

 .    "Total" recoveries received to date for the Partnership are approximately
     $2,332,000.

 .    As communicated last quarter, an affiliated partnership received a
     "favorable" ruling in the case against Boatmen's First National Bank of Kansas City which went to trial on June 23, 1997. Following the judge's ruling, Boatmen's appealed, but subsequently dropped their appeal.

 .    This disputed Boatmen's liability has always been included as part of the
     "total" misappropriation of funds by the former general partners and their affiliates -- for all three (3) partnerships, DiVall Insured Income Fund, L.P., DiVall Insured Income Properties 2, L.P., and DiVall Income Properties 3, L.P. Consequently, all expenses, potential default interest, and recoveries have been shared by each of these partnerships.

 .    With the resolution of the disputed Boatmen's liability, the Partnership's restoration activities are substantially complete. Accordingly, we do not expect any further recoveries or related restoration costs of any significance that would be associated with the funds misappropriated by the former general partners and their affiliates.

Page 5                             DiVall 2                               4 Q 97


                          --------------------------

                               Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1988 through December 31, 1997.

================================================================================

                                                  Distribution        Capital
                                                    Analysis          Balance
                                                  ------------     ------------

     Original Capital Balance                           -          $ 46,280,300
     Cash Flow From Operations Since Inception    $ 23,867,515           -
     Total Distributions Since Inception           (35,513,868)          -
                                                  ------------

     (Return) of Capital                          $(11,646,353)     (11,646,353)
                                                  ============     ------------

     "Net" Remaining Initial Investment
          by Original Partners                          -          $ 34,633,947
                                                                   ============

================================================================================

           (NOTE: For a more individualized discussion of return of capital contact Investor Relations.)

                          --------------------------

                              Questions & Answers

1. When will 1997 per unit values be available for my investment in the Partnership?

     The Partnership's 1997 "year-end" valuation information is scheduled to be available by the end of February by contacting Investor Relations. A mailing to all qualified plan holders is scheduled to occur at that time as well.

     We will also include this information in our 1997 Annual Report which we plan to mail by early April 1998.

Page 6                             DiVall 2                               4 Q 97


                          --------------------------

                          Questions & Answers (contd.)

2.   When can I expect to receive my Schedule K-1 for 1997?

     Our current schedule for mailing all 1997 Schedule K-1's for your Partnership and its affiliated partnerships is by the end of February 1998.

3.   When can I expect my next distribution mailing?

     Your distribution correspondence for the First Quarter of 1998 is scheduled to be mailed on May 15, 1998.


                                     * * *


================================================================================

 For questions or additional information, please contact Investor Relations at:

                        1-800-547-7686 or 1-608-244-7661


                All written inquiries may be mailed or faxed to:

                             The Provo Group, Inc.

          Post Office Box 8673                    1410 Northport Drive
     Madison, Wisconsin  53708-8673            Madison, Wisconsin  53704

                               (FAX 608-244-7663)

================================================================================


--------------------------------------------------------------------------------------------------------------
                                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                                   STATEMENTS OF INCOME AND CASH FLOW CHANGES
                              FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------------------------------------
                                                                       PROJECTED       ACTUAL       VARIANCE
                                                                      -----------    -----------   -----------
                                                                          4TH            4TH
                                                                        QUARTER        QUARTER       BETTER
OPERATING REVENUES                                                     12/31/97       12/31/97       (WORSE)
                                                                      -----------    -----------   -----------
  Rental income                                                         $715,123       $758,542       $43,419
  Direct financing interest                                                2,036          2,036             0
  Interest income                                                         16,266         17,810         1,544
  Recovery of amounts previously written off                                   0        242,340       242,340
  Other income                                                            11,764         13,445         1,681
                                                                      -----------    -----------   -----------

TOTAL OPERATING REVENUES                                                 $745,189     $1,034,173      $288,984
                                                                      -----------    -----------   -----------

OPERATING EXPENSES
  Insurance                                                                $7,114         $6,005        $1,109
  Management fees                                                          44,391         34,738         9,653
  Restoration fees                                                              0          9,694        (9,694)
  Overhead allowance                                                        3,700          3,592           108
  Advisory Board                                                            4,400          2,702         1,698
  Administrative                                                           17,348         15,482         1,866
  Professional services                                                     4,442          7,286        (2,844)
  Disposition fees                                                              0              0             0
  Auditing                                                                 12,000         12,000             0
  Legal                                                                     7,500          5,336         2,164
  Real estate taxes                                                        25,589         12,172        13,417
  Defaulted tenants                                                         1,920          2,259          (339)
                                                                      -----------    -----------   -----------
TOTAL OPERATING EXPENSES                                                 $128,404       $111,266       $17,138
                                                                      -----------    -----------   -----------

GROUND RENT                                                               $30,927        $31,093          $166
                                                                      -----------    -----------   -----------

INVESTIGATION AND RESTORATION EXPENSES                                     $1,215         $1,241          ($26)
                                                                      -----------    -----------   -----------

NON-OPERATING EXPENSES
  Depreciation                                                           $123,186       $112,625       $10,561
  Amortization                                                                  0          1,163        (1,163)
                                                                      -----------    -----------   -----------
TOTAL NON-OPERATING EXPENSES                                             $123,186       $113,788        $9,398
                                                                      -----------    -----------   -----------

TOTAL EXPENSES                                                           $283,732       $257,388       $26,344
                                                                      -----------    -----------   -----------

NET INCOME                                                               $461,457       $776,785      $315,328

OPERATING CASH RECONCILIATION:                                                                      VARIANCE
                                                                                                   -----------
  Depreciation and amortization                                          $123,186       $113,788        (9,398)
  Recovery of amounts previously written off                                    0       (242,340)     (242,340)
  (Increase) Decrease in current assets                                   (80,771)      (113,845)      (33,074)
  Increase (Decrease) in current liabilities                               36,920        177,762       140,842
  (Increase) Decrease in cash reserved for payables                       (36,000)      (135,000)      (99,000)
  Advance from prior cash flows for current distributions                  61,000         59,000        (2,000)
                                                                      -----------    -----------   -----------
Net Cash Provided From Operating Activities                              $565,792       $636,150       $70,358
                                                                      -----------    -----------   -----------
CASH FLOWS FROM (USED IN) INVESTING
  AND FINANCING ACTIVITIES
  Recoveries from G.P. affiliates                                               0        242,340       242,340
  Principal received on equipment leases                                    7,429          2,347        (5,082)
  Proceeds from property sales                                                  0              0             0
                                                                      -----------    -----------   -----------
Net Cash Provided From Investing And Financing
  Activities                                                               $7,429       $244,687      $237,258
                                                                      -----------    -----------   -----------

Total Cash Flow For Quarter                                              $573,221       $880,837      $307,616

Cash Balance Beginning of Period                                          940,496      1,567,950       627,454
Less 3rd quarter distributions paid 11/97                                (575,000)    (1,075,000)     (500,000)
Change in cash reserved for payables or future distributions              (25,000)        76,000       101,000
                                                                      -----------    -----------   -----------
Cash Balance End of Period                                               $913,717     $1,449,787      $536,070

Cash reserved for 4th quarter L.P. distributions                         (575,000)      (875,000)     (300,000)
Cash reserved for payment of payables                                    (175,000)      (300,000)     (125,000)
                                                                      -----------    -----------   -----------
Unrestricted Cash Balance End of Period                                  $163,717       $274,787      $111,070
                                                                      ===========    ===========   ===========
--------------------------------------------------------------------------------------------------------------
                                                                       PROJECTED       ACTUAL       VARIANCE
                                                                      ----------------------------------------
*  Quarterly Distribution                                                $575,000       $875,000      $300,000
   Mailing Date                                                           2/15/98     (enclosed)           --
--------------------------------------------------------------------------------------------------------------

*Refer to distribution letter for detail of quarterly distribution.

The ProvoGroup

                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1997 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

PROJECTIONS FOR
DISCUSSION PURPOSES


PORTFOLIO (Note 1)

                                            -------------------------------     --------------------------------------------
                                                      REAL ESTATE                                EQUIPMENT
                                            -------------------------------     --------------------------------------------
                                                           ANNUAL                 LEASE                    ANNUAL
---------------------------------                           BASE       %        EXPIRATION                 LEASE        % *
CONCEPT               LOCATION                  COST        RENT     YIELD         DATE         COST      RECEIPTS    RETURN
---------------    --------------           ----------   ---------   ------     ----------    ---------   --------    ------
APPLEBEE'S         COLUMBUS, OH             1,059,465      135,780   12.82%                     84,500           0      0.00%

BLOCKBUSTER        OGDEN, UT                  646,425      100,554   15.56%

RED APPLE REST.    CEDAR RAPIDS, IA           660,156       54,000    8.18%

DENNY'S            N. SYMRNA BCH, FL        1,025,830      133,380   13.00%
DENNY'S            DAYTONA, FL              1,029,844      136,800   13.28%

DENNY'S  (2)(3)    PHOENIX, AZ                295,750       39,000   13.19%                    224,376           0      0.00%
DENNY'S            PHOENIX, AZ                972,726       65,000    6.68%                    183,239           0      0.00%
DENNY'S  (2)       PHOENIX, AZ                865,900       86,000    9.93%                    221,237           0      0.00%
DENNY'S            TWIN FALLS, ID             699,032       83,200   11.90%      04/30/99      190,000      37,860     19.93%
DENNY'S  (2)(3)    PHOENIX, AZ                500,000       37,000    7.40%                     14,259           0      0.00%

HARDEE'S (5)       S MILWAUKEE, WI            808,032       64,000    7.92%
HARDEE'S (5)       HARTFORD, WI               686,563       64,000    9.32%
HARDEE'S (5)       MILWAUKEE, WI            1,010,045       76,000    7.52%                (4) 260,000           0      0.00%
    "                   "                                                                      151,938           0      0.00%
HARDEE'S (5)       FOND DU LAC, WI            849,767       88,000   10.36%                (4) 290,469           0      0.00%
HARDEE'S (5)       MILWAUKEE, WI                    0            0    0.00%                    780,000           0      0.00%

HOOTER'S           R. HILLS, TX             1,246,719       95,000    7.62%

HOSTETTLER'S       DES MOINES, IA             845,000       66,000    7.81%                     52,813           0      0.00%

KFC                SANTA FE, NM               451,230       60,000   13.30%

MIAMI SUBS         PALM BEACH, FL             743,625       39,000    5.24%

----------------------------------------------------------
ORIGINAL EQUITY                                $46,280,300
NET DISTRIBUTION OF
  CAPITAL SINCE INCEPTION                      $11,646,353
                                               -----------
CURRENT EQUITY                                 $34,633,947
                                               ===========
----------------------------------------------------------

---------------------------------------        -----------
              TOTALS
---------------------------------------         TOTAL % ON
                                               $34,633,947
                ANNUAL           % *              EQUITY
  COST         RECEIPTS         RETURN            RAISE
------------------------------------------     -----------
1,143,965      135,780          11.87%

  646,425      100,554          15.56%

  660,156       54,000           8.18%

1,025,830      133,380          13.00%
1,029,844      136,800          13.28%

  520,126       39,000           7.50%
1,155,965       65,000           5.62%
1,087,137       86,000           7.91%
  889,032      121,060          13.62%
  514,259       37,000           7.19%

  808,032       64,000           7.92%
  686,563       64,000           9.32%
1,421,983       76,000           5.34%

1,140,236       88,000           7.72%
  780,000            0           0.00%

1,246,719       95,000           7.62%

  897,813       66,000           7.35%

  451,230       60,000          13.30%

  743,625       39,000           5.24%
------------------------------------------

Note 1: This property summary includes only current property and equipment held by the Partnership.
     2: Rent is based on 12.5% of monthly sales. Rent projected for 1998 is based on 1997 sales levels.
     3: The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent.
     4: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases in November 1996.
     5: These leases were assumed by Hardee's Food Systems at a reduced rental rate from that stated in the original leases.

The Provo Group

                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1997 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

                                       -----------------------------------------
PROJECTIONS FOR                        ORIGINAL EQUITY               $46,280,300
DISCUSSION PURPOSES                    NET DISTRIBUTION OF CAPITAL
                                        SINCE INCEPTION              $11,646,353
                                                                     -----------
                                       CURRENT EQUITY                $34,633,947
                                                                     ===========
                                       -----------------------------------------
PORTFOLIO (Note 1)

                               --------------------------- --------------------------------- --------------------------- ---------
                                       REAL ESTATE                     EQUIPMENT                        TOTALS
                               --------------------------- --------------------------------- --------------------------- TOTAL %
                                                           LEASE                                                           ON
                                            ANNUAL         EXPIRA-            ANNUAL                                     $34,633,947
-----------  ---------------                 BASE     %     TION              LEASE     %                TOTAL           EQUITY
CONCEPT         LOCATION          COST       RENT   YIELD   DATE      COST   RECEIPTS RETURN  COST      RECEIPTS  RETURN RAISE
-----------  --------------- ------------ --------- ------ ------- --------- -------- ------ ---------- --------  ------ -----------
POPEYES      PARK FOREST, IL      580,938    77,280 13.30%                                      580,938    77,280 13.30%

SUNRISE PS   PHOENIX, AZ        1,084,503   127,920 11.80%            79,219        0  0.00%  1,182,735   127,920 10.82%
                                                                      19,013        0  0.00%
VILLAGE INN  GRAND FORKS, ND      739,375    84,000 11.36%                                      739,375    84,000 11.36%

WENDY'S      AIKEN, SC            633,750    90,480 14.28%                                      633,750    90,480 14.28%
WENDY'S      CHARLESTON, SC       580,938    76,920 13.24%                                      580,938    76,920 13.24%
WENDY'S      N. AUGUSTA, SC       660,156    87,780 13.30%                                      660,156    87,780 13.30%
WENDY'S      AUGUSTA, GA          728,813    96,780 13.28%                                      728,813    96,780 13.28%
WENDY'S      CHARLESTON, SC       596,781    76,920 12.89%                                      596,781    76,920 12.89%
WENDY'S      AIKEN, SC            776,344    96,780 12.47%                                      776,344    96,780 12.47%
WENDY'S      AUGUSTA, GA          649,954    86,160 13.26%                                      649,594    86,160 13.26%
WENDY'S      CHARLESTON, SC       528,125    70,200 13.29%                                      528,125    70,200 13.29%
WENDY'S      MT. PLEASANT, SC     580,938    77,280 13.30%                                      580,938    77,280 13.30%
WENDY'S      MARTINEZ, GA         633,750    84,120 13.27%                                      633,750    84,120 13.27%

HALLANDALE
  TAG        HALLANDALE, FL       792,188    30,000  3.79%                                      792,188    30,000  3.79%
----------   --------------   ----------- --------- -----  ------- --------- -------- ------ ---------- --------  ------ ---------

---------------------------   ----------- --------- -----  ------- --------- -------- ------ ---------- --------  ------ ---------
PORTFOLIO TOTALS
(32 Properties)                23,962,302 2,585,334 10.79%         2,551,063   37,860  1.48% 26,513,365 2,623,195  9.89%     7.57%
---------------------------   ----------- --------- -----  ------- --------- -------- ------ ---------- --------  ------ ---------


Note 1:  This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.

TheProvoGroup
                   DIVALL INSURED INCOME PROPERTIES 2, L.P.

       Acquisition              Original                                   Current Tenant              Sold
          Date                  Property             Building Size           Trade Name                Date
       -----------              --------             -------------         --------------              ----
 1.     03/11/88                 Wendy's                 2,117                MBA, Inc.
                      601 W. Hallandale Beach Blvd.                         Cash-A-Check
                           Hallandale, Florida

 2.     03/11/88                 Wendy's                                    P & T Holdings
                         US-1 Near PGA Boulevard                              Miami Subs
                       Palm Beach Country, Florida

 3.     05/09/88                Hardee's                 3,640                  SOLD                 03/28/97
                       662 East Wisconsin Avenue
                         Oconomowoc, Wisconsin

 4.     06/15/88                Denny's                  5,415              DenAmerica Corp.
                            8801 7th Street                                     Denny's
                           Phoenix, Arizona

 5.     06/15/88                Denny's                  5,848              DenAmerica Corp.
                       2201 West Camelback Road                                  Denny's
                           Phoenix, Arizona

 6.     07/15/88              Two Peso's                                        TWIX, Inc.
                        7769 Grapevine Highway                                   Hooter's
                      North Richland Hills, Texas

 7.     07/22/88              Hardee's                   3,731                    SOLD               01/28/97
                        9400 South 2000 East
                            Sandy, Utah

 8.     08/01/88              Hardee's                   3,828          Hardee's Food Systems, Inc.
                      106 North Chicago Avenue                                   Hardee's
                     South Milwaukee, Wisconsin

 9.     08/15/88              Denny's                    6,500                First Foods, Inc.
                     2360 West Northern Avenue                                    Denny's
                         Phoenix, Arizona

10.     08/22/88             Hardee's                    3,870                     SOLD              07/31/97
                       9039 South Redwood
                       West Jordan, Utah

11.     09/09/88        Country Kitchen                  4,433               Red Apple Kitchen
                        555 33rd Avenue
                       Cedar Rapids, Iowa

12.     09/19/88          Applebee's                     4,632                     SOLD              09/30/96
                 U.S. Highway 1 & Port St. Lucie
                    Port St. Lucie, Florida

13.     10/10/88     Kentucky Fried Chicken              2,771                KFC Nat'l Mgt. Co.
                  1014 South St. Francis Drive                                      KFC
                      Santa Fe, New Mexico

                   DIVALL INSURED INCOME PROPERTIES 2, L.P.

       Acquisition              Original                                   Current Tenant              Sold
          Date                  Property             Building Size           Trade Name                Date
       -----------              --------             -------------         --------------              ----
14.     10/14/88               Applebee's                3,875                 SOLD                  01/31/96
                            2114 Union Street
                            Memphis, Tennessee

15.     12/22/88                Wendy's                  2,808          WenSouth Orlando, Ltd.
                      1721 Sam Rittenberg Boulevard                           Wendy's
                        Charleston, South Carolina

16.     12/22/88                Wendy's                  2,117          WenSouth Orlando, Ltd.
                        3013 Peach Orchard Road                               Wendy's
                           Augusta, Georgia

17.     12/29/88                Popeye's                 2,574          WenSouth Orlando, Ltd.
                           2562 Western Avenue                                Wendy's
                          Park Forest, Illinois

18.     02/21/89                Wendy's                  2,137          WenSouth Orlando, Ltd.
                            1901 Whiskey Road                                   Wendy's
                          Aiken, South Carolina

19.     02/21/89                Wendy's                  2,117          WenSouth Orlando, Ltd.
                           1730 Walton Way                                      Wendy's
                           Augusta, Georgia

20.     02/21/89                Wendy's                  2,280          WenSouth Orlando, Ltd.
                            347 Folly Road                                      Wendy's
                       Charleston, South Carolina

21.     02/21/89                 Arby's                                         SOLD                 04/01/95
                         1502 North Prospect Road
                           Champaign, Illinois

22.     02/21/89             Imperial Express                                   SOLD                 08/04/93
                           1102 West University
                             Urbana, Illinois

23.     02/21/89                Wendy's                  2,712          WenSouth Orlando, Ltd.
                          361 Highway 17 Bypass                                 Wendy's
                      Mount Pleasant, South Carolina

24.     03/14/89                Wendy's                  2,137          WenSouth Orlando, Ltd.
                         1004 Richland Avenue                                   Wendy's
                         Aiken, South Carolina

25.     04/04/89                 Denny's                 7,550                   SOLD
                          607 Broadway Avenue
                         Daytona Beach, Florida

26.     04/20/89             Country Kitchen            3,052              Hickory Park, Inc.
                           4875 Merle Hay Road                                 Hosteller's
                            Des Moines, Iowa


                   DIVALL INSURED INCOME PROPERTIES 2, L.P.


       Acquisition              Original                                   Current Tenant              Sold
          Date                  Property             Building Size           Trade Name                Date
       -----------              --------             -------------         --------------              ----
27.     04/28/89                Hardee's                 3,592        Hardee's Food Systems, Inc.
                        1570 East Sumner Street                                Hardee's
                          Hartford, Wisconsin

28.     05/05/89                Hardee's                 3,638                   SOLD                03/28/97
                         1265 East Geneva Street
                           Delavan, Wisconsin

29.     10/18/89                Hardee's                 5,040        Hardee's Food Systems, Inc.
                         4000 South 27th Street                               Hardee's
                          Milwaukee, Wisconsin

30.     12/28/89              Village Inn                7,600               FMI, Inc.
                          2451 Columbia Road                                Village Inn
                       Grand Forks, North Dakota

31.     12/29/89               Wendy's                   2,116          WenSouth Orlando, Ltd.
                        7171 Martintown Road                                   Wendy's
                     North Augusta, South Carolina

32.     12/29/89               Wendy's                   2,808          WenSouth Orlando, Ltd.
                        1515 Savannah Highway                                  Wendy's
                      Charleston, South Carolina

33.     12/29/89               Wendy's                   2,135          WenSouth Orlando, Ltd.
                        3869 Washington Road                                   Wendy's
                         Martinez, Georgia

34.     01/01/90          Sunrise Preschool              9,746          Sunrise Preschools, Inc.
                         4111 East Ray Road                                Sunrise Preschool
                          Phoenix, Arizona

35.     01/05/90              Hardee's                                           SOLD                08/12/94
                        85 Gateway Boulevard
                       Rock Springs, Wyoming

36.     01/05/90              Denny's                    4,329                   SOLD                01/23/98
                           Route 44 West
                     New Smyrna Beach, Florida

37.     01/01/90             Hardee's                    5,374         Hardee's Food Systems, Inc.
                    South Main & Pioneer Road                                  Hardee's
                     Fond du Lac, Wisconsin

38.     01/31/90       Blockbuster Video                 6,000             Blockbuster, Inc.
                      366 East 12th Street                                  Blockbuster Video
                          Ogden, Utah

39.     03/21/90            Denny's                      3,840              DenAmerica Corp.
                    688 North Blue Lakes Blvd                                    Denny's
                        Twin Falls, Idaho




TheProvoGroup
                   DIVALL INSURED INCOME PROPERTIES 2, L.P.

       Acquisition              Original                                   Current Tenant              Sold
          Date                  Property             Building Size           Trade Name                Date
       -----------              --------             -------------         --------------              ----
40.     05/02/90                Denny's                   3,410            DenAmerica Corp.
                      3752 E. Indian School Road                               Denny's
                           Phoenix, Arizona

41.     05/30/90               Applebee's                 4,340            Thomas & King, Inc.
                             2770 Brice Road                                   Applebee's
                             Columbus, Ohio